EXHIBIT 99.1

Skyworks Elects Kevin L. Beebe to Its Board of Directors

Wednesday January 28, 3:08 pm ET

ALLTEL Group President Brings Valuable Carrier Experience

WOBURN, Mass., Jan. 28, 2004 — Skyworks Solutions, Inc. (Nasdaq: SWKS), the industry’s leading wireless semiconductor company focused on radio frequency (RF) and complete cellular system solutions for mobile communications applications, today announced that the company has elected Kevin L. Beebe, ALLTEL’s group president of operations, to its board of directors.

        “It is my great pleasure to welcome Kevin Beebe to our board of directors,” said Dwight W. Decker, Skyworks’ chairman of the board. “Kevin brings more than 20 years of experience in the telecommunications industry and has broad knowledge of the wireless carrier market. His strong relationships with the world’s leading handset manufacturers, coupled with his marketing, sales and operations expertise, will be invaluable assets to Skyworks in the strategic development of next generation wireless technologies.”

        Beebe, 44, has served as group president of ALLTEL since 1998. He is responsible for the company’s wireless and local telephone operations serving more than 12 million customers throughout the United States. Beebe has played a leading role in the growth of ALLTEL, which has $8 billion in annual revenues and offers communications services in 26 states.

        Prior to joining ALLTEL, Beebe was executive vice president of operations for 360º Communications, where he helped complete the 1998 merger of 360º Communications with ALLTEL. At 360º Communications, he was responsible for the company’s $1.5 billion cellular, paging and long-distance operations, which served more than two million customers in 16 states. Beebe joined 360º Communications after a nine-year tenure with Sprint Corporation and, later, Sprint Cellular, where he held a series of increasingly responsible sales, marketing and management positions including vice president of the company’s Sprint Cellular operations. He holds a bachelor of arts degree in economics from Kutztown University in Pennsylvania, and a master of arts degree in economics from Bowling Green University in Ohio.

About Skyworks

Skyworks Solutions, Inc. is the industry’s leading wireless semiconductor company focused on RF and complete cellular system solutions for mobile communications applications. The company is focused on providing front-end modules, RF subsystems and cellular systems to handset, WLAN and infrastructure customers.

Skyworks is headquartered in Woburn, Mass., with executive offices in Irvine, Calif. The company has design, engineering, manufacturing, marketing, sales and service facilities throughout North America, Europe, Japan and Asia Pacific. For more information please visit www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; the ability to develop, manufacture and market innovative products in a rapidly changing technological environment; the ability to compete with products and prices in an intensely competitive industry; product obsolescence; losses or curtailments of purchases from key customers or the timing of customer inventory adjustments; the timing of new product introductions; the availability and extent of utilization of raw materials, critical manufacturing equipment and manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; the ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; the ability to attract and retain qualified personnel; labor relations of the company, its customers and suppliers; economic, social and political conditions in the countries in which Skyworks, its customers or its suppliers operate, including security risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company’s Securities and Exchange Commission filings.

These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

Contact:

Skyworks Solutions, Inc.
Pilar Barrigas (Media) 949-231-3061
or
Thomas Schiller (Investors) 949-231-4700